Exhibit 99.1
     News Release
Blackboard Inc. Reports Fourth Quarter and
Year End 2007 Results
- Fourth Quarter Revenue Increases 23 Percent to $63.2 million -
Washington, DC – February 5, 2008 – Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the fourth quarter and year ended December 31, 2007 and updated guidance for the first quarter and full year 2008.
Blackboard’s fourth quarter revenue was $63.2 million, an increase of 23 percent over the same period in 2006. The increase in revenue was driven by growth in Blackboard’s annual licensing of enterprise level products to global academic institutions as well as continued strong growth in our global ASP hosting business. Product revenue in the fourth quarter was $57.4 million, an increase of 23 percent over the $46.8 million of product revenue last year. Professional services revenue for the quarter was $5.8 million, which represents an increase of 26 percent over the same period in 2006.
Net income was $4.2 million for the fourth quarter of 2007 compared to net income of $201,000 in the same period last year. Net income per basic and diluted share was $0.14 compared to a net income per basic and diluted share of $0.01 in the same period last year. Non-GAAP adjusted net income for the fourth quarter of 2007, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $7.7 million, resulting in non-GAAP adjusted net income per diluted share of $0.25 compared to non-GAAP adjusted net income of $3.4 million and non-GAAP adjusted net income per diluted share of $0.12 for the fourth quarter of 2006.
Total revenue for the year ended December 31, 2007 was $239.4 million, an increase of 31 percent over 2006. Net income was $12.9 million for the full year 2007 compared to a net loss of $10.7 million in the same period last year. For the full year 2007, net income per basic share was $0.45 and net income per diluted share was $0.43 compared to a net loss per basic and diluted share of ($0.39) for the full year 2006. Non-GAAP adjusted net income for the full year 2007, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $26.2 million, resulting in non-GAAP adjusted net income per diluted share of $0.87 compared to non-GAAP adjusted net income of $1.6 million and non-GAAP adjusted net income per diluted share of $0.06 for the full year 2006.
“This was a tremendous year for Blackboard,” said Michael Chasen, chief executive officer and president for Blackboard. “We are pleased with our financial results, made possible by our global client base adopting Blackboard products and services to manage their most mission-critical technologies. During the year, we realized strong revenue and earnings performance and generated operating cash-flows of more than $69 million.”
Highlights from the Fourth Quarter of 2007

•	Blackboard’s new and expanding client relationships in the quarter included:
o	U.S. Higher Education: CSU-Colorado, Dominican College, Framingham State College, Grinnell College, Harford Community College, Holy Family University, Indiana Wesleyan University, Kendall College, Kentucky Community and Technical College System, Kishwaukee College, Labette Community College, Northeastern University, Ohio University, Rio Hondo College, Rivier College, SUNY — Jefferson Community College, Tallahassee Community College, Texas State Technical College System, University of Arkansas at Monticello, University of Dallas, Vassar College, Washington State University-Vancouver, Waynesburg College and others.

o	International: Amersham & Wycombe College, Caribbean University, Central University of Technology, Charles Darwin University, Croatian Academic and Research Network CARNET, Deakin University, Ferris University, Lewisham College, Newcastle College, Niels Brock College Copenhagen, Spiru Haret University, Universidade Anhembi Morumbi, University of Kent at Canterbury and others.

o	K-12: Alaska Student Instructional Services (AK), Albuquerque Public Schools (NM), Archdiocese of New Orleans Office of Catholic Schools (LA), Briarcliff Manor Union Free School District (NY), Connecticut Distance Learning Consortium (CT), Galena Park Independent School District (TX), Henry County Public Schools (GA), Jefferson County Public Schools (KY), Lafayette Parish School Board (LA), Lake Stevens School District (WA), Mississippi Department of Education — Center for Professional Development (MS), South East Cornerstone School Division #209 (CA) and others.
•	Blackboard’s enterprise licenses (Blackboard Learning System™ — Enterprise, Blackboard Community System™, Blackboard Transaction System™, Blackboard Content System™, Blackboard Portfolio System™ and Blackboard Outcomes System™), totaled 3,935. Blackboard also ended 2007 with 3,536 total clients.
Financial Guidance for 2008
Blackboard’s financial guidance for the first quarter and full year 2008 reflects the inclusion of the NTI Group, Inc. starting January 31, 2008, the effective date of the acquisition. Blackboard’s 2008 revenue related to NTI deferred revenue will be approximately $12 million lower than what NTI would have recognized as an independent company. When former NTI clients pay annually on their license agreements, Blackboard will recognize revenue for the fair value of these agreements over the term of the renewal, which is generally one year. Blackboard’s 2008 results will also be negatively impacted by approximately $5 million in merger and integration related expenses from the NTI acquisition.
Guidance for the First Quarter of 2008:
•	Revenue of $64.0 to $66.0 million;

•	Stock-based compensation expense of approximately $3.9 million;

•	Amortization of acquired intangibles of approximately $8.7 million;

•	Net loss of ($5.7) to ($4.9) million, resulting in a net loss per diluted share of ($0.18) to ($0.16), which is based on an estimated 31.5 million diluted shares and an estimated effective tax rate of 39.5 percent; and

•	Non-GAAP adjusted net income (loss) excluding the amortization of acquired intangibles and the associated tax impact, of a net loss of ($500,000) to net income of $300,000, resulting in a non-GAAP adjusted net loss per diluted share of ($0.02) to non-GAAP adjusted net income per share of $0.01 based on an estimated 31.5 million diluted shares and an estimated effective tax rate of 39.5 percent.
Guidance for the Full Year 2008:
•	Revenue of $306 to $314 million;

•	Stock-based compensation expense of approximately $17 million;

•	Amortization of acquired intangibles of approximately $37.6 million;

•	Net interest expense of approximately $2.6 million;

•	Net loss of ($4.0) million to ($800,000), resulting in a net loss per diluted share of ($0.12) to ($0.02), which is based on an estimated 32.4 million diluted shares and an estimated effective tax rate of 39.5 percent; and

•	Non-GAAP adjusted net income excluding the amortization of acquired intangibles and the associated tax impact, of $18.8 to $22.0 million, resulting in non-GAAP adjusted net income per diluted share of $0.58 to $0.68 based on an estimated 32.4 million diluted shares and an estimated effective tax rate of 39.5 percent.
Conference Call
Blackboard will broadcast its fourth quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on February 5, 2008 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on February 12, 2008. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 49202597.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2006	2007	2006	2007
	(unaudited)	(unaudited)		(unaudited)
Revenues:
Product	$46,795	$57,358	$160,392	$213,631
Professional services	4,625	5,844	22,671	25,817

Total revenues	51,420	63,202	183,063	239,448
Operating expenses:

Cost of product revenues, excludes $2,800 and $2,977 for the three months ended December 31, 2006 and 2007, respectively, and $9,333 and $11,654 for the year ended December 31, 2006 and 2007, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	10,246	11,833	39,594	47,444
Cost of professional services revenues (1)	3,940	4,602	16,001	16,941
Research and development (1)	7,005	7,436	27,162	28,278
Sales and marketing (1)	14,420	16,615	58,340	66,033
General and administrative (1)	8,760	10,425	35,823	38,667
Amortization of intangibles resulting from acquisitions	5,378	5,734	17,969	22,122

Total operating expenses	49,749	56,645	194,889	219,485

Income (loss) from operations	1,671	6,557	(11,826)	19,963
Other income (expense):
Interest expense	(1,598)	(1,931)	(5,354)	(5,766)
Interest income	406	2,341	2,380	5,673
Other income (expense)	(218)	(1,395)	(519)	575

Income (loss) before (provision) benefit for income taxes	261	5,572	(15,319)	20,445
(Provision) benefit for income taxes	(60)	(1,369)	4,582	(7,580)

Net income (loss)	$201	$4,203	$(10,737)	$12,865

Net income (loss) per common share:
Basic	$0.01	$0.14	$(0.39)	$0.45

Diluted	$0.01	$0.14	$(0.39)	$0.43

Weighted average number of common shares:
Basic	28,144,314	29,154,396	27,857,576	28,789,083

Diluted	29,113,413	30,256,902	27,857,576	30,113,621

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$109	$203	$386	$672
Cost of professional services revenues	5	160	524	631
Research and development	289	116	733	467
Sales and marketing	712	1,181	2,951	4,359
General and administrative	903	1,622	3,462	5,914

Reconciliation of income (loss) before (provision) benefit for income taxes to non-GAAP adjusted net income (2):

Income (loss) before benefit (provision) for income taxes	$261	$5,572	$(15,319)	$20,445
Add: Amortization of intangibles resulting from acquisitions	5,378	5,734	17,969	22,122
Adjusted provision for income taxes (3)	(2,227)	(3,634)	(1,047)	(16,318)

Non-GAAP adjusted net income	$3,412	$7,672	$1,603	$26,249

Non-GAAP adjusted net income per common share — diluted	$0.12	$0.25	$0.06	$0.87

(2)	Non-GAAP adjusted net income (loss) and non-GAAP adjusted net income (loss) per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 39.5% and 32.1% for the three months ended December 31, 2006 and 2007, respectively, and approximately 39.5% and 38.3% for the year ended December 31, 2006 and 2007, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2007
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$30,776	$206,558
Accounts receivable, net	52,394	52,846
Inventories	2,377	2,089
Prepaid expenses and other current assets	3,514	5,255
Deferred tax asset, current portion	7,326	6,549
Deferred cost of revenues, current portion	7,983	6,793

Total current assets	104,370	280,090

Deferred tax asset, noncurrent portion	25,431	34,154
Deferred cost of revenues, noncurrent portion	4,253	84
Restricted cash	1,999	4,015
Property and equipment, net	12,761	18,584
Goodwill and intangible assets, net	158,485	168,349

Total assets	$307,299	$505,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,238	$3,747
Accrued expenses	20,519	24,182
Term loan, current portion	246	—
Deferred rent, current portion	371	160
Deferred revenues, current portion	117,972	126,600

Total current liabilities	141,346	154,689

Term loan, noncurrent portion, net of debt discount	23,377	—
Notes payable, net of debt discount	—	161,519
Deferred rent, noncurrent portion	157	1,469
Deferred revenues, noncurrent portion	2,298	2,925
Stockholders’ equity:
Common stock, $0.01 par value	282	292
Additional paid-in capital	231,331	263,582
Accumulated deficit	(91,492)	(79,200)

Total stockholders’ equity	140,121	184,674

Total liabilities and stockholders’ equity	$307,299	$505,276

BLACKBOARD INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2006	2007
		(unaudited)
	(in thousands)
Cash flows from operating activities
Net (loss) income	$(10,737)	$12,865
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred income tax benefit	(5,075)	(2,830)
Excess tax benefits from stock-based compensation	(3,317)	(6,845)
Amortization of debt discount	1,701	1,840
Depreciation and amortization	8,980	10,681
Amortization of intangibles resulting from acquisitions	17,969	22,122
Change in allowance for doubtful accounts	(109)	(2)
Noncash stock-based compensation	8,056	12,043
Changes in operating assets and liabilities:
Accounts receivable	(21,780)	(225)
Inventories	(571)	288
Prepaid expenses and other current assets	(42)	(1,233)
Deferred cost of revenues	(5,129)	372
Accounts payable	133	952
Accrued expenses	(5,588)	9,394
Deferred rent	(245)	1,101
Deferred revenues	38,640	8,834

Net cash provided by operating activities	22,886	69,357

Cash flows from investing activities
Purchases of property and equipment	(10,081)	(16,023)
Payments for patent enforcement costs	(276)	(4,186)
Acquisitions, net of cash acquired	(154,628)	(27,664)
Sales and purchases of securities, net	62,602	—

Net cash used in investing activities	(102,383)	(47,873)

Cash flows from financing activities
Proceeds from notes payable	—	160,456
Proceeds from revolving credit facility	10,000	—
Payments on revolving credit facility	(10,000)	—
Proceeds from term loan	57,522	—
Payments on term loan	(35,600)	(24,400)
Release of letters of credit	1,777	—
Payments on letters of credit	(1,798)	(1,976)
Excess tax benefits from stock-based compensation	3,317	6,845
Proceeds from exercise of stock options	9,160	13,373

Net cash provided by financing activities	34,378	154,298

Net (decrease) increase in cash and cash equivalents	(45,119)	175,782
Cash and cash equivalents at beginning of year	75,895	30,776

Cash and cash equivalents at end of year	$30,776	$206,558

About Blackboard Inc.
Blackboard is a leading provider of enterprise software and services to the education industry. The Company’s product line consists of five software applications bundled in two suites, the Blackboard Academic Suite™ and the Blackboard Commerce Suite™. Blackboard’s clients include colleges, universities, schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices and staff in North America, Europe, Australia and Asia.
Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, including statements about future financial performance and the expected benefits of the acquisition and its impact on Blackboard’s financial results in future periods, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing and extent of regulatory review, the timing of the closing, the ability of Blackboard to integrate the business, operations and personnel of NTI following the acquisition, and the ability of both companies to retain their existing customers and gain new customers before and after the closing of the acquisition. Other factors that could affect the results discussed in our forward-looking statements include those set forth in the “Risk Factors” section of our most recent 10-Q filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of February 5, 2008. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 5, 2008.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated November 8, 2007, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
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